UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
Brandywine Operating Partnership, L.P.
(Exact name of issuer as specified in charter)

DELAWARE	000-24407	23-2862640
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation or		Identification
Organization)		Number)
401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signatures
EXHIBIT INDEX
Underwriting Agreement
Pricing Agreement
Form of $300,000,000 aggregate principal amount of 5.70% Guaranteed Note due 2017
Opinion of Pepper Hamilton LLP

Item 1.01. Entry into a Material Definitive Agreement
     On April 24, 2007, we, together with Brandywine Realty Trust, our sole general partner (the “Company”), entered into an Underwriting Agreement with Banc of America Securities, LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Pricing Agreement described therein, in connection with our public offering of $300,000,000 aggregate principal amount of 5.70% Guaranteed Notes due 2017 (the “Notes”). The Company guaranteed the payment of principal of and interest on the Notes. We consummated the sale of the Notes on April 30, 2007.
Item 9.01. Financial Statements and Exhibits

Exhibit
No.	Description

1.1	Underwriting Agreement dated April 24, 2007 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Pricing Agreement thereto.

1.2	Pricing Agreement dated April 24, 2007 relating to the Notes.

4.1	Form of $300,000,000 aggregate principal amount of 5.70% Guaranteed Note due 2017.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Notes and the related Guarantee.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Operating Partnership, L.P., By Brandywine Realty Trust, Its general partner

Date: April 30, 2007	By:	/s/ Gerard H. Sweeney Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Underwriting Agreement dated April 24, 2007 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the Pricing Agreement thereto.

1.2	Pricing Agreement dated April 24, 2007 relating to the Notes.

4.1	Form of $300,000,000 aggregate principal amount of 5.70% Guaranteed Note due 2017.

5.1	Opinion of Pepper Hamilton LLP regarding the legality of the Notes and the related Guarantee.